Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Melissa Jaffin/Jessica Liddell – Investor/Media Relations
Berns Communications Group
(212) 994-4660

TALBOTS REPORTS STRONG FIRST QUARTER RESULTS

-Operating Income Increased $25.1 Million
-Adjusted Operating Income Increased $47.5 Million
-Net Sales Increased 4.7%
-Significant Improvement in Gross Margin
-Total Debt Decreased $420.6 Million to $94.1 Million

Hingham, MA, June 8, 2010 -- The Talbots, Inc. (NYSE:TLB) today reported strong results for the first quarter ended May 1, 2010 and commented on its outlook for second quarter and fiscal year 2010.

On a reported (GAAP) basis first quarter loss from continuing operations was $7.1 million or $0.12 per share, compared to last year’s loss from continuing operations of $18.8 million or $0.35 per share.

Adjusted first quarter income from continuing operations increased $34.1 million to $21.7 million or $0.38 per share, excluding special items, compared to last year’s adjusted loss from continuing operations of $12.4 million or $0.23 per share.  First quarter of 2010 special items include:

•	Merger-related costs of $23.8 million or $0.41 per share;
•	Restructuring charges of $5.0 million or $0.09 per share.

 “We are pleased with our first quarter results,” said Trudy F. Sullivan, Talbots President and Chief Executive Officer.  “Our performance in the quarter, which exceeded our expectations, was driven by top-line sales growth, significant gross margin expansion and continued strong inventory and expense management.  With a strong start to 2010, improving fundamentals and a solid balance sheet, we will remain focused on driving sustainable profitable growth of the business over the long term.”

First Quarter 2010 Operating Results:

•	On a reported (GAAP) basis, operating income was $2.9 million, or 0.9% of net sales, an increase of $25.1 million compared to prior year’s operating loss.

•	Adjusted operating income, excluding special items, was $31.7 million, or 9.9% of net sales, an increase of $47.5 million, compared to prior year’s adjusted operating loss.

•	Total sales increased 4.7% to $320.7 million, compared to $306.2 million last year. Full-price selling increased 21% and markdown selling declined 31%.

•	Comparable store sales increased 2.4% in the quarter, due to continued improvement in full- price selling. Store sales were $257.6 million versus $256.4 million last year.

•
Direct marketing sales, including catalog and Internet, were $63.1 million, a 26.7% increase compared to last year’s $49.8 million. Of this increase, approximately $6.7 million was due to strong redline in-store phone orders. In addition, approximately $5.5 million of the increase was due to a shift in the timing of a “Best Customer” event, in which the sales were captured in the first quarter of 2010 compared to the first and second quarter last year, as well as a change in the timing of the May catalog release to one week earlier compared to the prior year.

•
Cost of sales, buying and occupancy as a percent of net sales improved 1260 basis points to 56.4% compared to 69.0% last year. This improvement was due primarily to a 1070 basis point increase in pure merchandise margin, resulting from strong IMU, improved full-price selling and disciplined inventory management. Buying and occupancy costs as a percent of net sales improved 190 basis points due to leverage on increased sales and lower depreciation costs.

•
SG&A expense as a percent of net sales decreased 250 basis points to 33.7%, reflecting a $2.7 million or 2.4% decline in SG&A expenses over the prior year, even with the reinstatement of operational performance-based and certain other compensation programs contributing $10.5 million in additional first quarter expense.

•	Total inventory decreased 17.9% to $156.7 million, compared to $190.7 million at the end of the first quarter of 2009.

•	Total outstanding debt was $94.1 million, a decrease of $420.6 million compared to $514.7 million last year, primarily due to the comprehensive financing transactions completed on April 7, 2010.

•
Cash used in operations of $44.4 million, compared to $13.8 million last year, reflects the payment of $23.8 million in merger-related costs and year-over-year changes in working capital, partially offset by increased operating income.

Outlook

For the full year 2010, the Company updated its previously announced guidance. The Company continues to anticipate top-line sales increase in the range of approximately 3% to 5% compared to the prior year period. Full year adjusted earnings per share from continuing operations are anticipated to be in the range of approximately $0.75 to $0.83 per share, excluding merger-related costs, restructuring and impairment.  This compares to an adjusted loss per share from continuing operations of $0.10 reported last year.

For the second quarter 2010, the Company anticipates top line sales increase of approximately low single digits. Adjusted earnings per share from continuing operations are anticipated to be in the range of approximately $0.00 to $0.05 per share, excluding merger-related costs, restructuring and impairment compared to last year’s adjusted loss per share from continuing operations of $0.33.

The above outlook is based on the Company’s internal assumptions and estimates, is subject to its accompanying forward-looking statement and is not a guarantee of future performance.

Conference Call Details

As previously announced, Talbots will host a conference call today June 8, 2010, at 10:00 a.m. local time to discuss first quarter 2010 results. To listen to the live call, please dial (866) 336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months.  In addition, an audio replay of the call will be available shortly after its conclusion and archived through June 10, 2010.  This archived call may be accessed by dialing (800) 642-1687; passcode 78001065.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of the first quarter 2010, the Company operated 579 Talbots brand stores in 46 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

Cautionary Statement and Certain Risk Factors to Consider

In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.

This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “projected,”“anticipate,” “outlook,” “will,” “would,” “should,” “potential,” or similar statements or variations of such terms. All of the information concerning our outlook, future liquidity, future financial performance and results, future credit facilities and availability, future cash flows and cash needs, and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our liquidity, internal plan, regular-price and markdown selling, operating cash flows, and credit availability for all forward periods. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

•
the continuing material impact of the volatility in the U.S. economic environment and global economic uncertainty on our business, continuing operations, liquidity, financing plans and financial results, including substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets, and potential long-term unemployment levels;

•
satisfaction of all borrowing conditions under our credit facilities including accuracy of all representations and warranties, no events of default, absence of material adverse effect or change, and all other borrowing conditions;

•	any lack of sufficiency of available cash flows and other internal cash resources to satisfy all future operating needs and other cash requirements;

•
ability to access on satisfactory terms, or at all, adequate financing and sources of liquidity necessary to fund our business and continuing operations and to obtain further increases in our credit facilities as may be needed from time to time;

•	the success and customer acceptance of our merchandise offerings;

•
risks associated with our appointment of an exclusive global merchandise buying agent, the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected and the risk that upon any cessation of the relationship, for any reason, we would be unable to successfully transition to an internal or other external sourcing function;

•
ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with acceptable payment terms and the risk that suppliers could require earlier or immediate payment or other security due to any payment concerns;

•	risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any disruption in our supply of merchandise;

•
any impact or disruption on our supply of merchandise resulting from the current and any future increased political or other unrest in various Asian countries, which are our sources of merchandise supply and our ability to adequately obtain alternate merchandise supply as may be necessary;

•	ability to successfully execute, fund, and achieve supply chain initiatives, anticipated lower inventory levels, cost reductions, and other initiatives;

•
the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	future store closings and success of and necessary funding for closing underperforming stores;

•	ability to reduce spending as needed;

•	ability to achieve our 2010 financial plan for operating results, working capital and cash flows;

•	any negative publicity concerning the specialty retail business in general or our business in particular;

•	ability to accurately estimate and forecast future regular-price and markdown selling, operating cash flows and other future financial results and financial position;

•	risk of impairment of goodwill and other intangible and long-lived assets;

•	the impact of the deterioration in investment return and net asset values in the capital markets and the impact on increased expense and funding for pension and other postretirement obligations; and

•
risks and uncertainties associated with the outcome of litigation, claims and proceedings and risk that actual liabilities, assessments and financial or business impact will exceed any estimated, accrued or expected amounts or outcomes.

All of our forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity. Except as required by law, the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances affecting such forward-looking statements occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release.
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THE TALBOTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Amounts in thousands except per share data

	Thirteen Weeks Ended
	May 1,	May 2,
	2010	2009

Net sales	$320,661	$306,175

Costs and expenses
Cost of sales, buying and occupancy	180,845	211,156
Selling, general and administrative	108,139	110,823
Merger-related costs	23,813	-
Restructuring charges	4,959	6,396
Impairment of store assets	6	19

Operating income (loss)	2,899	(22,219)

Interest
Interest expense	8,435	7,355
Interest income	21	183

Interest expense, net	8,414	7,172

Loss before taxes	(5,515)	(29,391)

Income tax expense (benefit)	1,581	(10,573)

Loss from continuing operations	(7,096)	(18,818)

Income (loss) from discontinued operations, net of taxes	2,728	(4,752)

Net loss	$(4,368)	$(23,570)

Basic (loss) income per share:
Continuing operations	$(0.12)	$(0.35)
Discontinued operations	0.04	(0.09)
Net loss	$(0.08)	$(0.44)

Diluted (loss) income per share:
Continuing operations	$(0.12)	$(0.35)
Discontinued operations	0.04	(0.09)
Net loss	$(0.08)	$(0.44)

Weighted average shares outstanding:

Basic	57,873	53,621

Diluted	57,873	53,621

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Amounts in thousands

	May 1,	January 30,	May 2,
	2010	2010	2009

Cash and cash equivalents	$14,675	$112,775	$39,158
Customer accounts receivable, net	184,611	163,587	186,555
Merchandise inventories	156,661	142,696	190,749
Other current assets	53,466	57,789	82,033
Assets held for sale	-	-	110,919
Total current assets	409,413	476,847	609,414

Property and equipment, net	205,413	220,404	265,492
Goodwill	35,513	35,513	35,513
Trademarks	75,884	75,884	75,884
Other assets	20,280	17,170	13,584

TOTAL ASSETS	$746,503	$825,818	$999,887

Accounts payable	$77,012	$104,118	$136,551
Accrued liabilities	146,163	148,177	152,611
Revolving credit facility	94,144	-	-
Current portion of related party debt	-	486,494	-
Notes payable to banks	-	-	156,500
Current portion of long-term debt	-	-	88,211
Liabilities held for sale	-	-	104,398
Total current liabilities	317,319	738,789	638,271

Related party debt less current portion	-	-	250,000
Long-term debt less current portion	-	-	20,000
Deferred rent under lease commitments	109,968	111,137	117,142
Deferred income taxes	28,456	28,456	28,456
Other liabilities	131,155	133,072	130,872
Stockholders' equity (deficit)	159,605	(185,636)	(184,854)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$746,503	$825,818	$999,887

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Amounts in thousands

	Thirteen Weeks Ended
	May 1,	May 2,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,368)	$(23,570)
Income (loss) from discontinued operations, net of tax	2,728	(4,752)
Loss from continuing operations	(7,096)	(18,818)
Depreciation and amortization	16,143	19,214
Stock-based compensation	4,152	766
Amortization of debt issuance costs	1,563	891
Impairment of store assets	6	19
Deferred and other items	(576)	(11,050)
Changes in:
Customer accounts receivable	(20,956)	(17,115)
Merchandise inventories	(13,764)	16,004
Accounts payable	(26,532)	14,913
Accrued liabilities	161	215
All other working capital	2,460	(18,792)
Net cash used in operating activities	(44,439)	(13,753)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(1,417)	(7,876)
Cash acquired in merger with BPW Acquisition Corp.	332,999	-
Net cash provided by (used in) investing activities	331,582	(7,876)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on revolving credit facility	260,000	-
Payments on revolving credit facility	(165,856)	-
Proceeds from long-term borrowings	-	230,000
Payments on related party borrowings	(486,494)	-
Gross proceeds from working capital notes payable	-	8,000
Payments on long-term borrowings	-	(200,140)
Payment of debt issuance costs	(5,755)	(85)
Payment of equity issuance costs	(1,482)	-
Proceeds from warrants exercised	19,042	-
Proceeds from options exercised	200	-
Excess tax benefit from options exercised	189	-
Purchase of treasury stock	(1,698)	(308)
Net cash (used in) provided by financing activities	(381,854)	37,467

EFFECT OF EXCHANGE RATE CHANGES ON CASH	246	179

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(3,622)	9,668
Investing activities	-	(375)
Effect of exchange rate changes on cash	(13)	8
	(3,635)	9,301

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(98,100)	25,318
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	112,775	16,551
INCREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	-	(2,921)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,675	$38,948

SEC Regulation G

THE TALBOTS, INC. AND SUBSIDIARIES

Reconciliation of GAAP loss from continuing operations to non-GAAP income (loss) from continuing operations (unaudited)
Amounts in thousands except per share amounts

	For the 13 weeks ended May 1, 2010		For the 13 weeks ended May 2, 2009

Loss from continuing operations	$(7,096)	$(0.12)	$(18,818)	$(0.35)
Merger-related costs	23,813	0.41	-	-
Restructuring charges	4,959	0.09	6,396	0.12
Impairment of store assets	6	-	19	-
Income (loss) from continuing operations before merger-related costs,
restructuring and impairment charges	$21,682	$0.38	$(12,403)	$(0.23)

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) (unaudited)
Amounts in thousands

	For the 13 weeks ended May 1, 2010	For the 13 weeks ended May 2, 2009

Operating income (loss)	$2,899	$(22,219)
Merger-related costs	23,813	-
Restructuring charges	4,959	6,396
Impairment of store assets	6	19
Operating income (loss), excluding merger-related costs,
restructuring and impairment charges	$31,677	$(15,804)

Second quarter 2010 and full year 2010 Outlook, GAAP to non-GAAP reconciling information
The Company's outlook for the second quarter 2010 and full year 2010 excludes the impact of merger-related costs, restructuring and impairment charges. Merger-related costs for the second quarter 2010 and full year 2010 are anticipated to be approximately $1.4 million and $27.6 million, respectively. At this time, the Company cannot reasonably estimate the impact that restructuring charges or impairment charges will have on income from continuing operations during these periods.

The following historical non-GAAP information is referenced in management's comments on the second quarter 2010 and full year 2010 outlook.

	For the 52 weeks ended January 30, 2010		For the 13 weeks ended August 1, 2009
	Amounts in thousands except per share amounts
Loss from continuing operations	$(25,308)	$(0.47)	$(20,481)	$(0.38)
Merger-related costs	8,216	0.15	-	-
Restructuring charges	10,273	0.19	2,875	0.05
Impairment of store assets	1,351	0.03	12	-
Income (loss) from continuing operations before merger-related costs,
restructuring and impairment charges	$(5,468)	$(0.10)	$(17,594)	$(0.33)

THE TALBOTS, INC. AND SUBSIDIARIES
Additional Store Metrics

Store Count (unaudited)

	May 2, 2009	Openings	Closings	Conversions	January 30, 2010	Openings	Closings	Conversions	May 1, 2010

Retail	563	-	(17)	(5)	541	-	(1)	-	540
Upscale Outlets	-	11	-	7	18	-	-	-	18
Surplus Outlets	23	-	-	(2)	21	-	-	-	21
Total	586	11	(17)	-	580	-	(1)	-	579

Total Store Selling Square Footage
Amounts in thousands (unaudited)

	May 2, 2009	January 30, 2010	May 1, 2010

Retail	3,063	2,984	2,964
Upscale Outlets	-	67	67
Surplus Outlets	176	165	165
Total	3,239	3,216	3,196